CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-4 of PRIAC Variable Contract Account A (“Registration Statement”) of our report dated April 20, 2018 relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 19, 2018 relating to the consolidated financial statements of Prudential Retirement Insurance and Annuity Company, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
April 20, 2018

Appendix A

•	AST Capital Growth Asset Allocation Portfolio

•	AST Academic Strategies Asset Allocation Portfolio

•	AST Balanced Asset Allocation Portfolio

•	AST Preservation Asset Allocation Portfolio

•	Prudential Balanced Fund (Class Z)

•	Vanguard Balanced Index Fund (Institutional Shares)

•	Prudential 60/40 Allocation Fund (Class R6)